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                                                                  EXHIBIT 4.7(b)

                              CERTIFICATE OF TRUST
                                       OF
                            INDYMAC CAPITAL TRUST II


        THIS Certificate of Trust of IndyMac Capital Trust II (the "Trust"), dated as of August 16, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

        1. Name. The name of the business trust formed hereby is IndyMac Capital Trust II.

        2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

        3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.


                                            WILMINGTON TRUST COMPANY,
                                            as Property Trustee and Delaware
                                            Trustee


                                            By:  /s/ ANITA DALLAGO
                                               ---------------------------------
                                            Name:  Anita Dallago
                                            Title: Financial Services Officer


                                            ROGER H. MOLVAR,
                                            as Administrative Trustee



                                            By: /s/ ROGER H. MOLVAR
                                               ---------------------------------